INDEPENDENT AUDITORS' CONSENT


The Board of Directors
HomeTown Buffet, Inc.:

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (No. 333-57007) on Form S-8 of Buffets, Inc. of our report dated February 16, 1996, except as to Note 6 to the consolidated financial statements, which is as of March 8, 1996, relating to the consolidated statements of income, stockholders' equity (deficit), and cash flows for the year ended January 3, 1996, which report appears in the December 31, 1997 Annual Report on Form 10-K of Buffets, Inc.



                                                  KPMG Peat Marwick LLP
San Diego, California
June 25, 1998